                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       Form 8-K



                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                                    March 6, 1997
                   Date of Report (Date of earliest event reported)



                                 ODD'S-N-END'S, INC.
                (Exact name of registrant as specified in its charter)



Delaware                            0-19908                     16-1205515
(State or other              (Commission File Number)         (IRS Employer
 jurisdiction of                                           Identification No.)
 incorporation)


                              5000 Winnetka Avenue North
                              New Hope, Minnesota  55428
                       (Address of principal executive offices)

                                    (612) 533-1169
                 (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

    On March 6, 1997, Universal International, Inc. ("Universal") issued a press release relating to the technical default of several covenants under its loan agreement with BankAmerica Business Credit, Inc. (the "Lender") relating to
(i) a minimum net worth covenant, (ii) a requirement to obtain a commitment letter by February 28, 1997 from another lender for refinancing of the current loan and (iii) certain other provisions relating to miscellaneous reporting requirements. A copy of the press release is attached as Exhibit 99.1.
Universal owns 40.5% of the outstanding common stock of the Company and has been a source of financing for the Company pursuant to a $5 million revolving credit facility that is permitted by the Lender under the loan agreement. The loan
agreement with the Lender terminates on March 31, 1997.   Universal is actively
seeking alternative financing. If Universal is unable to obtain financing from another source within the next few months, there could be a material adverse effect on the Company and its operations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Filed herewith are the following exhibits:

99.1     Press release dated March 6, 1997



                                       ********


                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             ODD'S-N-END'S, INC.
                             (Registrant)



Dated: March 12, 1997             By /s/ James A. Patineau
                                    ---------------------------------------
                                       James A. Patineau
                                       Its Chief Financial Officer